SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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FIRST COMMONWEALTH FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

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FIRST COMMONWEALTH FINANCIAL CORPORATION
Old Courthouse Square, 22 North Sixth Street
Indiana, Pennsylvania 15701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 21, 2003

TO THE SHAREHOLDERS:

            Notice is hereby given that the Annual Meeting of Shareholders of First Commonwealth Financial Corporation (the "Corporation") will be held at First Commonwealth Place, 654 Philadelphia Street, Indiana, Pennsylvania, on Monday, April 21, 2003, at 3:00 p.m., local time, for the following purposes:

            1.   To elect three Directors to serve for terms expiring in 2006.

            2.   To act on such other matters as may properly come before the meeting.

      Only shareholders of record as of the close of business on March 3, 2003, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.  The Annual Report to Shareholders for the year ended December 31, 2002, which includes consolidated financial statements of the Corporation, is enclosed.

            YOU ARE URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                                                  By Order of the Board of Directors,

                                                                  /S/DAVID R. TOMB, JR.
                                                                  David R. Tomb, Jr.
                                                                  Secretary

Indiana, Pennsylvania
March 21, 2003

FIRST COMMONWEALTH FINANCIAL CORPORATION
Old Courthouse Square, 22 North Sixth Street
Indiana, Pennsylvania 15701

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 21, 2003

GENERAL INFORMATION

            The accompanying proxy is solicited by the Board of Directors of First Commonwealth Financial Corporation (the "Corporation" or "FCFC") in connection with its Annual Meeting of Shareholders to be held on Monday, April 21, 2003, 3:00 p.m., local time, and any adjournments thereof.

            If the accompanying proxy is duly executed and returned, the shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation represented thereby will be voted and, where a specification is made by the shareholder as provided therein, will be voted in accordance with that specification.  A proxy may be revoked by the person executing it at any time before it has been voted by notice of such revocation to David R. Tomb, Jr., Secretary of the Corporation.

            The three persons named in the enclosed proxy have been selected by the Board of Directors and will vote shares represented by valid proxies.  They have indicated that, unless otherwise specified in the proxy, they intend to vote to elect as Directors the three nominees listed on page 6.

            The Board of Directors has no reason to believe that any of the nominees will be unable to serve as Directors.  In the event, however, of the death or unavailability of any nominee or nominees, the proxy to that extent will be voted for such other person or persons as the Board of Directors may recommend.

            The Corporation has no knowledge of any other matters to be presented at the meeting.  In the event other matters do properly come before the meeting the persons named in the proxy will vote in accordance with their judgment on such matters.

            The approximate date on which this Proxy Statement will be mailed to shareholders of the Corporation is March 21, 2003.  Solicitation of proxies may be made by personal interviews and telephone by management and regularly engaged employees of the Corporation.  Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the stock held of record by such persons.  Expenses for solicitation of all proxies will be paid by the Corporation.

            As of the close of business on March 3, 2003, there were 58,986,772 shares of Common Stock outstanding.  Three million (3,000,000) shares of Preferred Stock have been authorized; however, none of the preferred shares is outstanding.  Only shareholders of record as of the close of business on March 3, 2003, are entitled to receive notice of and to vote at the Annual Meeting.

            Shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the Annual Meeting.  The Articles of Incorporation of the Corporation do not permit cumulative voting.  The three nominees for directors who receive the highest number of votes cast for the election of directors at the Annual Meeting, present in person or voting by proxy, a quorum being present, will be elected as directors.  An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all other items being submitted to the shareholders for their consideration.  Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, but are not counted for purposes of determining whether a proposal has been approved.

            The Corporation conducts business through two banking subsidiaries:  (1) First Commonwealth Bank ("FCB"); and (2) First Commonwealth Trust Company ("FCTC"); and through First Commonwealth Professional Resources Inc. ("FCPRI"), a professional services affiliate, First Commonwealth Systems Corporation ("FCSC"), a data processing subsidiary, First Commonwealth Insurance Agency ("FCIA"), a wholly-owned insurance agency subsidiary of FCB, and First Commonwealth Financial Advisors, Inc. ("FCFA"), a financial planning, consulting, and asset management firm.  The Corporation also jointly owns Commonwealth Trust Credit Life Insurance Company ("CTCLIC"), a reinsurer of credit life and accident and health insurance.

COMMON STOCK OWNERSHIP BY MANAGEMENT

            The Corporation is not aware of any person who, as of March 3, 2003, was the beneficial owner of more than 5% of the Common Stock, except FCTC as more fully described on page 4.  The following table sets forth information concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table on page 10 (the "Summary Compensation Table") and by all directors and executive officers as a group.

Name	Amount/Nature Of Beneficial Ownership (1)	Related Footnote(s)	Percent of Class
Ray T. Charley	144,971	(10)	*
Edward T. Cote	216,800	(5,10)	*
David S. Dahlmann	15,211	(3,10)	*
Alan R. Fairman	1,129,821	(2,5,9)	1.88%
Johnston A. Glass	238,762	(3,10)	*
Dale P. Latimer	1,804,075	(3,5,10)	2.99%

James W. Newill	470,200	(8,10)	*
Joseph E. O'Dell	361,654	(2,4,10)	*
John A. Robertshaw, Jr.	61,872	(2)	*
Laurie Stern Singer	17,492	(10)	*
Gerard M. Thomchick	207,016	(2,4,10)	*
David R. Tomb, Jr.	741,084	(2,3,4,5,6,10)	1.23%
E. James Trimarchi	951,876	(3,4,5,6,7,10)	1.58%

All directors and executive officers as a group (18 persons)	5,480,559		9.10%

*Less than 1%

(1)        Under regulations of the Securities and Exchange Commission, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security.  Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.  Unless otherwise indicated in the other footnotes below, each director and executive officer has sole voting power and sole investment power over the shares indicated opposite his name in the table, and each member of a group has sole voting power and sole investment power over the shares beneficially owned by him that are included in the shares indicated for the group.

(2)        Does not include the following shares held by spouses, either individually or jointly with other persons, as to which voting and investment power is disclaimed by the director or officer:  Mr. Fairman, 25,595; Mr. O'Dell, 5,480; Mr. Robertshaw, 6,264; Mr. Thomchick, 7,304; Mr. Tomb, 528; and all directors and executive officers as a group, 45,171.

(3)        Includes the following shares held jointly with spouses, as to which voting and investment power is shared with the spouse:  Mr. Dahlmann, 12,211; Mr. Glass, 55,843; Mr. Latimer, 54,581; Mr. Tomb, 63,692; Mr. Trimarchi, 75,736; and all directors and executive officers as a group, 262,063.

(4)        Includes 52,172 shares held by Atlas Investment Company, of which Messrs. O'Dell, Thomchick, Tomb, and Trimarchi are each 25% owners and as to which they share voting and investment power.

(5)        Includes 204,000 shares owned by Berkshire Securities Corporation.  Berkshire is a Pennsylvania corporation organized in 1976 for the purpose of acquiring and holding the securities of Pennsylvania banks.  The officers, directors or stockholders of Berkshire include Messrs. Cote, Fairman, Latimer, Tomb, and Trimarchi, each of whom is an officer or director of the Corporation, among others.  Each of the foregoing persons may be deemed to share voting and investment power of these shares.

(6)        Includes 318,876 shares held by County Wide Real Estate, Inc., of which Messrs. Tomb and Trimarchi are each 50% owners and as to which they share voting and investment power.

(7)        Includes 59,304 shares held by family interests of which Mr. Trimarchi exercises sole voting and investment power.

(8)        Includes 6,960 shares held by a family member over which Mr. Newill exercises sole voting and investment power.

(9)        Includes 907,656 shares held by Fairman Drilling Company.  Mr. Fairman is the Business Manager of Fairman Drilling Company and is deemed to have an indirect relationship with respect to investment power on these shares.  Mr. Fairman was appointed by the Board of Directors in October 2002 to fill a vacancy in the class of directors whose terms expire in 2004.

(10)      Includes the following stock options currently vested or vesting within 60 days of the effective date of the table:  Mr. Charley, 12,000 shares; Mr. Cote, 12,000 shares; Mr. Dahlmann, 3,000 shares; Mr. Fairman, 3,000 shares; Mr. Glass, 182,919 shares; Mr. Latimer, 12,000 shares; Mr. Newill, 12,000 shares; Mr. O'Dell, 270,244 shares; Ms. Singer, 10,000 shares; Mr. Thomchick, 134,151 shares; Mr. Tomb, 83,260 shares; Mr. Trimarchi, 207,001 shares; and all directors and other executive officers as a group, 1,270,241 shares.

            As of February 28, 2003, FCTC, acting in a fiduciary capacity for various trusts and estates, including the Corporation Employee Stock Ownership Plan ("ESOP"), and the Corporation 401(k) Retirement Savings and Investment Plan ("401(k) Plan") held shares of Common Stock in an aggregate amount of 4,609,537 (7.81% of the outstanding shares).  FCTC has either sole or shared voting and investment power on these shares as listed below:

Total shares on which sole voting power is held:	1,663,620
Total shares on which voting power is shared:	2,945,917
Total shares on which sole investment power is held:	1,469,573
Total shares on which investment power is shared:	3,139,964

            FCTC votes shares over which it has sole voting power.  Where voting power is shared, shares are voted by FCTC in consultation with the other persons having voting power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission (the "Commission") an initial report of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation.  Executive officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Corporation with copies of all Section 16(a) forms which they file.  The Corporation is not aware of any late fillings or failures to file in 2002.  In making this disclosure, the Corporation has relied solely on written and oral representations of its directors, executive officers and greater than 10% shareholders and copies of the reports they have filed with the Commission.

ELECTION OF DIRECTORS

            The By-Laws of the Corporation provide that the number of directors is fixed from time to time by resolution of the Board, subject to a minimum of three and a maximum of twenty-five directors.  The number of directors is currently fixed at 20.  However, as a result of the restructuring and consolidation of our subsidiary branches and the passing away of director Brumbaugh, there are currently a total of twelve active directors on the Board.  The Board believes that the ideal size for the Corporation's board of directors is between twelve and fifteen directors, and the Board may nominate additional directors for election at future annual meetings to achieve this target.

            The Board is divided into three classes, each of which is elected to serve a term of three years.  Of the twelve active directors, three are in the class whose term expires in 2003, three are in the class whose term expires in 2004, and six are in the class whose term expires in 2005.  Directors James W. Newill, John A. Robertshaw Jr., and Laurie Stern Singer have been nominated for election at the 2003 Annual Meeting of Shareholders for terms expiring in 2006.  Four directors whose terms were to expire in 2003 will not be standing for reelection.  Director Robert C. Williams resigned from the board effective April 22, 2002.  Directors E. H. Brubaker, Thomas J. Hanford, and H. H. Heilman Jr., elected to retire pursuant to the early retirement incentive described below under "Compensation of Directors."  Notwithstanding that fewer directors have been nominated than the number authorized, proxies cannot be voted for a greater number of persons than the number of nominees named.

            Each director elected this year will continue in office until a successor has been elected.  If any nominee is unable to serve, which the Board has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.  The names of the nominees for directors and the names of directors whose terms of office will continue after the Annual Meeting are listed in the following table.

            Information about the nominees, each of whom is presently a member of the Board, and about the other directors whose terms of office will continue after the Annual Meeting, is set forth in the table below.  The nominees and other directors have held the position shown for more than five years unless otherwise indicated.

Nominees for a Term Ending in 2006:

Name	Director Since	Principal Occupation or Employment; Other Directorships; Age
James W. Newill	1998	Certified Public Accountant, formerly President, J. W. Newill Company (public accounting); Age 68
John A. Robertshaw, Jr.	1998	Formerly Chairman, Laurel Vending, Inc. (vending and food service); Director of FCB, FCTC, FCIA, FCFA; Age 76
Laurie Stern Singer	1998	President, Allegheny Valley Development Corporation; formerly President, Allegheny Valley Chamber of Commerce; Age 51

Continuing Directors Whose Terms End in 2004:

David S. Dahlmann	1998

Adjunct Professor; formerly Vice Chairman of the
Corporation; formerly President and Chief
Executive Officer of Southwest Bank ("SWB"
merged into FCB October 2002); formerly President
and Chief Executive Officer of Southwest National
Corporation ("SWNC"); Director of FCB, FCTC,
FCIA, and FCFA; Age 53

Alan R. Fairman	2002	Business Manager, Fairman Drilling Company; Director of FCB, FCIA, FCTC, FCFA, and New Mexico Banquest Investors Corp. ("NMB"); Age 49
E. James Trimarchi	1982	Chairman of the Board of the Corporation; Director of FCB, FCTC, FCIA, FCPRI, FCSC, FCFA, and CTCLIC; Age 80

Continuing Directors Whose Terms End in 2005:

Ray T. Charley	1998	President, Thomi Co. (retail grocers); Director of FCB, FCTC, FCIA, and FCFA; Age 51
Edward T. Cote	1984	Associate, The Wakefield Group (Investment Banking); Age 66
Johnston A. Glass	1986	Vice Chairman of the Corporation; President and Chief Executive Officer of FCB; Director of FCB, FCTC, FCIA, FCFA, and FCPRI; Age 53
Dale P. Latimer	1984	Chairman of the Board and Chief Executive Officer, R&L Development Company (heavy construction); Director of FCB, FCTC, FCIA, FCFA, and NMB; Age 72
Joseph E. O'Dell	1994	President and Chief Executive Officer of the Corporation; Director of FCB, FCTC, FCIA, FCPRI, FCSC, and FCFA; Age 57
David R. Tomb, Jr.	1983	Partner, Tomb and Tomb (attorneys-at-law); Senior Vice President, Secretary and Treasurer of the Corporation; Director of FCB, FCTC, FCIA, FCPRI, FCSC, FCFA, and CTCLIC; Age 71

BOARD COMMITTEES

            During 2002 there were six meetings of the Board of Directors of the Corporation.  All directors attended at least 75% of the total number of meetings of the Board of Directors of the Corporation and all committees of which they were members.

            The Board of Directors of the Corporation has established the following standing committees:  Executive, Audit, Governance, and Executive Compensation.  The Governance Committee also acts as a Nominating Committee.

            When the Board of Directors is not in session, the Executive Committee, which is comprised of Directors Trimarchi (Chairman), Tomb (Secretary), Charley, Cote, Dahlmann, Fairman, Glass, Latimer, Newill, O'Dell, Robertshaw, and Singer possesses and exercises all the powers of the Board, except for matters which are required by law to be acted upon by the full Board.  The Executive Committee considers major policy matters and makes reports and recommendations to the Board.  The Committee met one time in 2002.

            The Audit Committee is comprised of Directors Latimer (Chairman), Cote, and Newill.  The Committee met eight times in 2002.  Former Audit Committee member Joseph W. Proske retired and James W. Newill was elected as a member of the Audit Committee on October 15, 2002.  The function of the Audit Committee is primarily to assist the Board in monitoring (1) the integrity of the financial statements of First Commonwealth Financial Corporation (the "Corporation"), (2) the independent auditor's qualifications and independence,  (3) the performance of the Corporation's internal audit function and independent auditors, and (4) the compliance by the Corporation with legal and regulatory requirements.  The Audit Charter adopted by the Board in 2001 has been revised and is included in Appendix I.  The Board approved the revised Charter in January 2003.  A report of the Audit Committee follows on page 15.

            The Governance Committee was established as a permanent standing Committee by the Board in April 2001.  The Committee acts as a nominating committee for elections to the Board.  In addition, the Committee will also be responsible for measuring performance of executive officers and Board members, and for recommending management succession plans.  The Committee is comprised of Directors Trimarchi (Chairman), Tomb (Secretary), Fairman, Newill, Robertshaw, and Singer.  The Committee met six times in 2002.

            The Executive Compensation Committee is comprised of Directors Cote (Chairman), Fairman, and Latimer.  The Committee met eight times in 2002.  A report of the Executive Compensation Committee follows on page 12.

            The By-Laws of the Corporation require that any shareholder who intends to nominate or cause to have nominated any candidate for election to the Board of Directors (other than a candidate proposed by the Corporation's then existing Board of Directors) must notify the Secretary of the Corporation in writing not less than 120 days in advance of the first anniversary date the Corporation's proxy statement was released to its shareholders in connection with the previous year's annual meeting of shareholders called for the election of directors (for the 2003 meeting of shareholders, such notification must have been received by the Secretary on or before November 21, 2002).  Such notification must contain (to the extent known by the notifying shareholder) the name, address, age, principal occupation and number of shares of the Corporation owned by each proposed nominee; the name, residence address and number of shares of the Corporation owned by the notifying shareholder; the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder; such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and the written consent of each nominee, signed by such nominee, to serve as a director of the Corporation if so elected.  The Board of Directors as a whole would consider nominations submitted by a shareholder if submitted in accordance with the By-Laws and otherwise in time for such consideration.

COMPENSATION OF DIRECTORS

            Directors are compensated at the rate of $1,750 per quarterly meeting attended.  Directors who do not serve in a management or affiliate management capacity at FCFC also receive an annual retainer of $12,000.  Committee members receive $1,000 per committee meeting attended.  Members who act in the capacity of Chairman or Secretary also receive an additional $250 per committee meeting attended.  In addition, each member of the board who is not an employee of FCFC is eligible to receive options to purchase FCFC stock pursuant to FCFC's Compensatory Stock Option Plan.  Such grants are made at the discretion of the Executive Compensation Committee.  Each non-employee director received options to purchase 3,000 shares of common stock on January 23, 2002.  These options are currently exercisable at a strike price of $11.70 per share, and will expire on January 23, 2012.

            In July 2002, the Board approved a retirement incentive plan as part of the Corporation's overall plan designed to streamline the organization and restructure the governance function.  Under this plan, directors who elected to retire before the expiration of their terms received a one-time cash payment based on a calculation of $6,000 for each year of service.  Directors E. H. Brubaker, Thomas J. Hanford, and H. H. Heilman Jr., each from the class of directors whose terms expire in 2003, and directors Ronald C. Geiser, David L. Johnson, and Joseph W. Proske, each from the class of directors whose terms expire in 2004, elected to retire under the retirement incentive plan and received $108,000 according to the terms of the plan.  In addition, director Robert C. Williams resigned from the Board effective April 22, 2002, and director Robert F. Koslow resigned from the Board effective June 18, 2002.  None of the retiring or resigning directors notified the Board of any disagreement with the Corporation's operations, policies or practices.  Alan R. Fairman was appointed by the Board in October 2002 to fill one of the vacancies from the class of directors whose terms expire in 2004.  The Board has not nominated individuals to fill the remaining vacancies in the 2003 and 2004 classes, but may nominate additional directors for election at future annual meetings or nominate directors from the 2005 class for terms of less than three years to cause the classes to be approximately equal in size.

            The Deferred Compensation Plan for Non-Employee Directors allows non-employee directors to defer receipt of any retainers and Board and committee meeting fees, including amounts paid for Advisory Board service.  At the election of the director, the deferred amounts are credited to a stock account, a non-stock account, an investment account or any combination thereof.  Payments under the plan are made as a lump sum at the earlier of the cessation of service as a director or the death or disability of the director.

COMPENSATION OF EXECUTIVE OFFICERS

            The table below sets forth certain information regarding compensation received by the Chief Executive Officer and the remaining four most highly compensated executive officers of the Corporation (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($) (2)
Joseph E. O'Dell President and Chief Executive Officer of the Corporation	2002 2001 2000	424,500 409,000 401,838	0 0 0	39,205 41,442 39,559	57,499 63,098 97,664
E. James Trimarchi Chairman of the Board of the Corporation	2002 2001 2000	397,500 382,500 375,315	0 0 0	36,667 38,730 26,852	19,540 17,374 17,000
Gerard M. Thomchick Chief Operating Officer of the Corporation and President and Chief Executive Officer of FCPRI	2002 2001 2000	354,500 324,750 308,000	0 0 0	29,333 30,288 27,842	36,662 36,882 44,387
David S. Dahlmann Former Vice Chairman of the Corporation and Former President and Chief Executive Officer of SWB (3)	2002 2001 2000	334,000 323,000 316,500	0 0 0	30,509 32,233 30,725	446,721(4) 42,165 78,085
Johnston A. Glass Vice Chairman of the Corporation and President and Chief Executive Officer of FCB	2002 2001 2000	333,500 314,000 307,500	0 0 0	30,556 31,312 29,831	40,436 40,299 54,866

(1)        Includes compensation for services on boards and committees of the Corporation and before employee voluntary SERP (deferred compensation) reduction.

(2)        Includes for 2002 for Messrs. O'Dell, Trimarchi, Thomchick, Dahlmann, and Glass, respectively, the following compensation amounts:  (i) matching contributions to the individual's account under the 401(k) plan of $8,000, $8,000, $8,000, $8,000, and $8,000; (ii) discretionary contributions to the individual's account under the 401(k) plan of $6,000, $6,000, $6,000, $6,000, and $6,000; (iii) the allocation of shares under the ESOP of $5,540, $5,540, $5,540, $5,540, and $5,540; (iv) matching and automatic contributions to the individual's account under the SERP of $26,040, $0, $13,440, $14,940, and $15,000; (v) and the actuarial value of the Corporation's contribution to the split-dollar life insurance policies of $11,919, $0, $3,682, $6,616, and $5,896.

(3)        Mr. Dahlmann's employment was voluntarily terminated on December 31, 2002.

(4)        Includes a total of $405,625 paid over 65 weeks in connection with Mr. Dahlmann's separation package.

            The following tables set forth certain information regarding stock options granted in 2002 to the Chief Executive Officer and the Named Executive Officers.

STOCK OPTION GRANTS IN FISCAL YEAR 2002

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees In Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value At Assumed Rates of Stock Price Appreciation For Option Term ($)
					0%	5%	10%
Joseph E. O'Dell	39,205	4.8	$11.70	1/23/12	$0	$288,473	$731,047
E. James Trimarchi	36,667	4.5	$11.70	1/23/12	$0	$269,798	$683,722
Gerard M. Thomchick	29,333	3.6	$11.70	1/23/12	$0	$215,834	$546,966
David S. Dahlmann	30,509	3.7	$11.70	1/23/12	$0	$224,487	$568,895
Johnston A. Glass	30,556	3.7	$11.70	1/23/12	$0	$224,833	$569,771

Gains applicable to all Shareholders (2)					$0	$434,125,961	$1,100,160,420

(1)   Options in 2002 were granted under the 1995 Stock Option Plan with an exercise price equal to fair market value on the date of the grant.  The options became fully vested on December 31, 2002.

(2)   The potential realizable gain to all shareholders (based on 59.0 million shares of First Commonwealth common stock outstanding and the market price of $11.70) at 0%, 5%, and 10% assumed growth rates over a term of ten years is provided as a comparison to the potential gain realizable by the Named Officers at the same assumed annual rates of stock appreciation.

AGGREGATE STOCK OPTION EXERCISES IN FISCAL YEAR 2002
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2002 (#)		Value of Unexercised In-the-Money Options at December 31, 2002 ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph O'Dell	0	0	270,244	0	242,621	0
E. James Trimarchi	0	0	207,001	0	179,365	0
Gerard M. Thomchick	0	0	134,151	0	48,194	0
David S. Dahlmann	66,583	52,217	0	0	0	0
Johnston Glass	0	0	182,919	0	141,809	0

            Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 17 shall not be incorporated by reference into any such filings.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

            The following is a report by the Executive Compensation Committee of the Board of Directors of First Commonwealth Financial Corporation (the "Committee").  The report provides shareholders an explanation of the Committee's executive compensation policies and specific compensation decisions.

Executive Compensation Committee

            The Committee oversees compensation of directors, senior executive officers, and the CEO of the Corporation.  The Committee's goal is to administer an executive compensation program that helps maximize shareholder value by using incentives to place a portion of total compensation at risk and that provides financial rewards only when the performance level of the Corporation justifies such rewards.

            In 2002 First Commonwealth Financial Corporation established a charter for the Committee, highlights of which are outlined below:

1.   The Committee consists of a minimum of three independent directors who are appointed by the Board.

2.   The Committee reviews and approves goals related to executive compensation.

3.   The Committee conducts annual compensation reviews that consider competitive pay practices and relative performance results.

4.   Specifically, the salary, annual incentive opportunity, long-term incentive opportunity, terms of any contractual arrangements, and the terms of supplemental benefits offered to the CEO and senior executive officers are all subject to the review and approval of the Committee.

5.   The Committee approves the required public disclosures of executive compensation.

6.   The Committee has unfettered access to independent advisors to assist it in discharging its duties.

7.   The Committee makes regular reports to the Board.

            The Committee met eight times in 2002.  Each meeting of the Committee is documented in the form of minutes and submitted to the Board of Directors.

Executive Compensation Principles

            The Board of Directors has adopted an Executive Compensation Statement of Principles.  These Principles provide guidance for the deliberations of the Committee and are the basis for the Committee's decisions.  The Principles emphasize that base salaries should be established based upon relevant peer group comparisons, that tax advantaged plans should be used when appropriate, and that compensation programs should optimize the incentive of the executive officers to increase the Corporation's long-term performance.

            Accordingly, the Executive Compensation Program is structured to foster decisions and actions that will have a strong positive impact on the Corporation's long-term performance.  For this reason, participation in the programs administered by the Committee is limited to those executives who have the greatest opportunity to bring about the achievement of the Corporation's long-term strategic objectives.

            The Executive Compensation Committee established the following parameters for executive compensation under the 2002 program:

1.   An overall program which is not overly complex and may be readily communicated and easily understood by participants and shareholders.

2.   Base salary that ranges from the fiftieth to seventy-fifth percentile of the competitive rate for the position as defined by selected peer group information.

3.   Base salary adjustments that maintain internal equity.

4.   An annual cash incentive payable on the basis of the Corporation's financial success  for the year.

5.   Utilization of IRS "qualified" plans whenever they are in the best interests of both the executive officer and the Corporation.

6.   Use of equity-based compensation through the Corporation's 1995 Compensatory Stock Option Plan to provide a long-term incentive for the executive officers and senior employees of the Corporation to maximize the Corporation's stock price and increase shareholder value.

7.   Use of nonqualified plans to restore the benefits of a select group of executives that are otherwise limited due to limits under the tax code.

            The Executive Compensation Committee utilized several factors to define an appropriate competitive peer group including the type of company from which executive talent might be recruited, a logical geographical region, and the ability to identify and make relevant comparisons of executive officer positions in terms of responsibilities and performance.

            The 2002 peer group was structured utilizing this methodology and philosophy and, in the opinion of the Committee, represents a fair and reasonable standard against which executive pay may be compared.

Executive Compensation Programs

            The primary components of the Corporation's Executive Compensation Program are base salaries, an annual cash incentive plan, a stock option plan, and benefits.  Compensation was set to correspond with the Principles identified earlier in this report.

            Base salaries are determined after taking into account the position, responsibilities, and competitive salary data as defined by comparable peer group information from similarly sized bank and bank holding companies in the Middle Atlantic and adjacent states.

            Under the annual cash incentive plan, executive officers are rewarded based on the annual increase in primary earnings per share.

            Under the shareholder-approved Compensatory Stock Option Plan, executives may be awarded incentive stock options and non-qualified stock options.  These stock options enable the optionee to purchase (at some point in the future) the Corporation's common stock at its market price as determined on the day of the option award.  The Committee is currently evaluating what role options should play in the future.

            Executives partake in the normal benefit programs available to employees of the Corporation and its affiliates.  Supplemental arrangements are used to restore benefits that would otherwise be limited by the tax code.

Chief Executive Officer Compensation

            In 2002, Mr. O'Dell completed his eighth year as President and Chief Executive Officer of the Corporation.  He received a base salary of approximately $417,000.  Based on First Commonwealth's earnings per share in 2002, he did not earn a cash incentive.  Based on its governing Principles and market practices, the Committee awarded Mr. O'Dell options on 39,205 shares in 2002.  The options vested on December 31, 2002, and accrue value only to the extent that First Commonwealth's stock price rises.  In 2002, Mr. O'Dell participated in the Corporation's 401(k) Plan and ESOP.  As such, the Corporation made contributions to his accounts in 2002.

            The Committee believes these compensation levels to be appropriate in light of the governing Principles outlined herein.

Impact of IRC Section 162(m)

            Section 162(m) of the Internal Revenue Code (IRC) limits the deductibility of compensation paid to an employee in excess of $1,000,000.  Compensation deemed to be "performance-based" is exempt from Section 162(m) if certain criteria are met.  Currently, the Committee does not anticipate the loss of any deduction due to Section 162(m).  The Committee will continue to monitor its Executive Compensation Program in light of Section 162(m) and take such actions as it deems appropriate.

 Submitted by the Executive Compensation Committee:

Edward T. Cote, Chairman
Alan R. Fairman
Dale P. Latimer

REPORT OF THE AUDIT COMMITTEE

            The Board of Directors has adopted a written charter outlining the duties and responsibilities for the Audit Committee, which is included as revised in Appendix I to this proxy statement.  The Audit Committee members are independent as defined in the New York Stock Exchange (NYSE) listing standards.

            The Audit Committee has:

1.   Reviewed and discussed the audited financial statements with management;

2.   Discussed with the independent auditors, Deloitte & Touche LLP ("Deloitte & Touche"), the matters required to be discussed by Statement on Auditing Standards No. 61; and,

3.   Received the written disclosures and the letter from the independent auditors, Deloitte & Touche, required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditor's independence.

            Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's annual report on Form 10-K for the last fiscal year for filing with the Commission.

Submitted by the Audit Committee:

Dale P. Latimer, Chairman
Edward T. Cote
James W. Newill

PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the Russell 2000 Index and selected bank holding companies operating in Pennsylvania with assets between one and eight billion dollars, including FNB Corporation, Fulton Financial Corporation, S & T Bancorp Inc., Susquehanna Bancshares Inc., and AmeriServ Financial, Inc. (peer group) for the five years commencing January 1, 1998 and ending December 31, 2002.

Cumulative Five Year Total Return
First Commonwealth vs. Russell 2000 and Peer Group

First Commonwealth Financial Corporation

Total Return Performance
150
125
100
75
50
25
0
Index Value
12/31/97
12/31/98
12/31/99
12/31/00
12/31/01
12/31/02
First Commonwealth Financial Corporation
Russell 2000
First Commonwealth Peer Group*

	Period Ending
Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
First Commonwealth Financial Corporation	100.00	72.27	73.96	65.37	79.08	82.82
Russell 2000	100.00	97.45	118.17	114.60	117.45	93.39
First Commonwealth Peer Group*	100.00	91.75	77.80	91.04	105.96	112.52

Assumes that the value of the investment in FCFC Common Stock and each index was $100 on January 1, 1998 and that all dividends were reinvested.

EXECUTIVE COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

            The Executive Compensation Committee consists of Directors Cote, Fairman, and Latimer.  No member was an officer or employee of the Corporation during 2002 nor has ever been an officer or employee of the Corporation or a subsidiary.  Further, during 2002, no executive officer of the Corporation served on a compensation committee (or other board committee performing equivalent functions) or Board of Directors of any entity related to the above named Committee members or of any entity whose executive officers served as a director of the Corporation.

INTERESTS OF NOMINEES, DIRECTORS, AND OFFICERS
IN CERTAIN TRANSACTIONS

            During 2002, David S. Dahlmann served as Vice Chairman of FCFC and President and CEO of SWB pursuant to an employment agreement which became effective December 31, 1998.  Mr. Dahlmann's agreement was for five years followed by successive one year automatic renewals unless either party gave contrary written notice.  In exchange for his services Mr. Dahlmann  received cash compensation equal to three hundred thousand dollars per year in the form of base pay which was subject to increases as the Corporation deemed appropriate.  In addition, Mr. Dahlmann was eligible to receive all of the same employee benefits as other employees of the Corporation who were at a similar level and classification.  As such he was a participant in the Cash Incentive Bonus Plan, Supplemental Executive Retirement Plan, Split-Dollar Life Insurance Plan, Compensatory Stock Option Plan, 401(k), ESOP, and the group health, disability, and life insurance plans.  If the Corporation had terminated Mr. Dahlmann's employment without cause at any time, or if Mr. Dahlmann had terminated his employment for good reason, the Corporation would have paid him an amount equal to twelve month's base salary at his then current rate of compensation.  In addition, the Corporation would have continued to pay its share of Mr. Dahlmann's health insurance premiums for a period of not more than eighteen months.  Had the Corporation terminated Mr. Dahlmann for just cause, he would have had no right to compensation or other benefits for any period after the date of termination.  If during the term of the agreement a change in control of the Corporation had occurred as defined by the agreement, Mr. Dahlmann could have terminated his employment for a period of up to twelve months following such a change.  He would then have been eligible for a severance payment based upon the average aggregate annual compensation for a defined period of time multiplied by three.  The Corporation would have assumed responsibility for the full cost of the health insurance premium for eighteen months plus provide six months of outplacement assistance with an external provider.   Mr. Dahlmann's position as President and CEO of SWB terminated with the merger of SWB and FCB October 15, 2002, and he elected to voluntarily resign his position of Vice Chairman of FCFC effective December 31, 2002.  In conjunction with his resignation, Mr. Dahlmann received a separation package that will pay him $405,625 over a 65-week period.  This amount was calculated using a standard formula that was in effect in 2002.

            At the 1996 Annual Meeting, the shareholders approved and ratified the Corporation's Change in Control Agreement Program for the Corporation's executive officers and certain other key employees.  Except as described below, all of the agreements are identical in all material aspects.

            If, within one year following the occurrence of a change in control, the employer involuntarily terminates the employment of the executive (other than for cause as defined below), substantially reduces the executive's title, responsibilities, power or authority, reduces the executive's base compensation, assigns duties which are inconsistent with previous duties, or undertakes similar actions, a severance benefit equal to one year's base compensation (payable in twelve monthly installments) will thereupon be payable to the former executive.  Health insurance and other principal employee benefits will be continued during that one year period.  If the former executive enters into competitive employment during the one year period, severance payments will cease.  Cause for termination shall arise if the executive commits a felony resulting in, or intended to result in, monetary harm to the Corporation, its customers, or affiliates, or if the executive intentionally fails to perform his duties for 30 consecutive days following written notice from the Corporation that such duties are not being performed.

            The agreement with Mr. O'Dell, the President and Chief Executive Officer of the Corporation, provides for severance payments to be made if the employer involuntarily terminates the employment of the executive (other than for cause as defined above), or undertakes similar action as described above, within three years of a change in control (rather than one year as described above for other agreements).  Furthermore, Mr. O'Dell's agreement provides a severance benefit equal to three year's compensation (payable in thirty-six monthly installments) with continuation of health insurance and other principal employee benefits during that period.  In addition, Mr. O'Dell may also trigger the payment of severance benefits (in the same amount and under the same conditions described above) by voluntarily terminating employment within one year following a change in control.  However, the voluntary termination provision will no longer be available once Mr. O'Dell attains normal retirement age under any of the Corporation's regular retirement plans.

            Separate agreements with Mr. Thomchick, Senior Executive Vice President of the Corporation, and Mr. Glass, Vice Chairman of FCFC and President and CEO of FCB, are identical to Mr. O'Dell's agreement in all material respects except that severance payments are triggered only if the involuntary termination of employment or other triggering event occurs within two years of the change in control and the total severance benefit in his case is equal to two years compensation (payable in twenty-four monthly installments).

            In December 1998, FCB executed an agreement with Mr. Glass who serves as Vice Chairman of FCFC and President and CEO of FCB.  The agreement defines the severance package Mr. Glass would receive should his employment be terminated by the Employer for reasons other than for just cause prior to his sixty-third (63rd) birthday.  Should such a termination occur, Mr. Glass would receive compensation payments for twenty-four (24) months following his separation.  The payments would be based upon the rate of annual compensation he was receiving at the time of separation.  Mr. Glass would be prohibited from employment with a competitor, directly or indirectly, in the Employer's market area in the twenty-four (24) months following his termination without just cause.  The Employer is obligated to continue to pay its share of the cost of health insurance premiums for Mr. Glass for a period of twenty-four (24) months following his separation.  Mr. Glass may also elect to invoke the terms of the agreement by terminating his employment for any reason.  The agreement permits the Employer to terminate Mr. Glass for just cause at any time.  The agreement does not call for the payment of any compensation or benefit coverage should a just cause termination occur.  The agreement does not diminish the rights of Mr. Glass under any other existing agreements, including a change of control agreement.

            During 2002, David R. Tomb, Jr., attorney-at-law, and the law firm of Tomb and Tomb of which Mr. Tomb is a partner performed legal services for the Corporation and FCB.  Mr. Tomb is a director and executive officer of the Corporation.  The fees paid for services during 2002 were $70,060.

            The Company has made and intends to continue to make loans through its subsidiary, First Commonwealth Bank, to various of its Directors and executive officers, and to corporations or other entities in which they may own a controlling interest.  The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectibility or did not present other unfavorable features.

            In addition to loans made by its banking subsidiary, the Corporation, through an executive loan plan, has advanced amounts from time to time to executive officers of the Corporation.  During 2002 Mr. O'Dell and Thaddeus J. Clements, each an executive officer, had outstanding loan balances and these amounts are included in Note 24 "Related Party Transactions" of the Corporation's Annual Report and Annual Report on Form 10-K along with those credits issued to Directors and executive officers through the Corporation's banking subsidiary.  The highest amount outstanding during 2002 was $398,754 and $127,685 for O'Dell and Clements, respectively.  The balance outstanding at February 28, 2003, was $370,255 and $117,485, respectively.  These loans were extended through a line of credit and carry an interest rate at the New York City prime rate.  The Corporation discontinued advancing amounts under this plan as of July 30, 2002.

ACCOUNTANTS

            Deloitte & Touche was selected by the Board of Directors to serve as the Corporation's independent public accountant for its 2002 fiscal year.

            On November 7, 2002, the Board of Directors of the Corporation approved, by unanimous consent, the engagement of Ernst & Young LLP ("Ernst & Young") as its independent auditors for the year ending December 31, 2003, and the dismissal of Deloitte & Touche effective upon completion of their audit of the Corporation's financial statements for the year ended December 31, 2002.  The Audit Committee of the Board of Directors approved the change in auditors on November 5, 2002.

            Deloitte & Touche was notified on November 7 that they would be dismissed upon completion of their audit of the Corporation's financial statements for the year ended December 31, 2002.

            The reports of Deloitte & Touche on the Corporation's financial statements for the years ended December 31, 2002, and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

            In connection with the audits of the Corporation's financial statements for the fiscal years ended December 31, 2002, and December 31, 2001, there were no disagreements with Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of Deloitte & Touche would have caused Deloitte & Touche to make reference to the matter in their report.

            Aggregate fees for the fiscal year ended December 31, 2002, and December 31, 2001, billed or to be billed by the Corporation's principal accounting firm, Deloitte & Touche were:

	2002	2001
Audit Fees	$305,450	$277,300
Audit Related Fees (a) (b)	$50,300	$30,850
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$-0-

(a)        Deloitte & Touche's "Audit Related Fees" were for employee benefit plan audits, accounting research and a student loan attestation report, of which 94.4% for 2002 and 98.5% for 2001 were pre-approved.

(b)        The Audit Committee has considered whether the provision of these services is compatible with maintaining the independent accountant's independence.

            All auditing services (which may entail providing comfort letters in connection with securities underwritings) and all non-audit services, provided to the Corporation by the Corporation's auditors which are not prohibited by law shall be pre-approved by the Audit Committee pursuant to such processes as are determined to be advisable.  Pre-approved shall include blanket pre-approval of non-prohibited services for limited dollar amounts which the Audit Committee, in its business judgment, does not believe possess the potential for abuse or conflict.

            The pre-approval requirement set forth above shall not be applicable with respect to the provision of non-audit services, if:

(i)         the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than 5 percent of the total amount of revenues paid by the Corporation to its auditor during the fiscal year in which the non-audit services are provided:

(ii)        such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and

(iii)       such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.

            The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required pre-approvals.  The decisions of any member to whom authority is delegated under this paragraph to pre-approve an activity under this subsection shall be presented to the full Audit Committee at its next scheduled meeting.

            The hours expended on the Deloitte & Touche engagement to audit the registrant's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the Deloitte & Touche's full-time, permanent employees was less than 50 percent.

            Representatives from Deloitte & Touche and Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

ANNUAL REPORT

            A copy of the Corporation's Annual Report for the fiscal year ended December 31, 2002, is enclosed with this Proxy Statement.

            A copy of the Corporation's Form 10-K annual report for 2002 as filed with the Securities and Exchange Commission may be obtained without charge upon written request to:  David R. Tomb, Jr., Secretary/Treasurer, P.O. Box 400, Indiana, Pennsylvania 15701.

SHAREHOLDER PROPOSALS

            Proposals of Corporation shareholders intended to be presented at the Annual Meeting of Shareholders to be held in the year 2004 must be received by the Secretary of the Corporation not later than November 22, 2003, in order to be considered for inclusion in the Corporation's proxy statement for that meeting.

            In connection with the 2004 Annual Meeting of Shareholders, if the Corporation does not receive notice of a matter or proposal to be considered (whether or not the proponent thereof intends to include such matter or proposal in the proxy statement of the Corporation) on or before February 4, 2004 (45 days prior to mailing date of this year's proxy) then the persons appointed by the Board of Directors to act as the proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal at such annual meeting, if such matter or proposal is raised at such annual meeting.

APPENDIX I
FIRST COMMONWEALTH FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

            The Audit Committee (the "Committee") is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of First Commonwealth Financial Corporation (the "Corporation"), (2) the independent auditor's qualifications and independence, and (3) the performance of the Corporation's internal audit function and independent auditors, and (4) the compliance by the Corporation with legal and regulatory requirements.

            The primary responsibility of the audit committee is to oversee the Corporation's financial reporting process on behalf of the Board and report the results of their activities to the Board.  Management is responsible for preparing the Corporation's financial statements and related disclosures and the Corporation's independent auditors are responsible for auditing those financial statements.  It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and in accordance with GAAP.  It shall be the duty of the Audit Committee to assist the Board in the oversight of the Corporation's legal and regulatory requirements.  It is not the duty of the Audit Committee to assure compliance with the Corporation's Code of Conduct and Ethics.

Committee Membership

            The Committee shall consist of no fewer than three and no more than five members, each of whom shall be a director of the Corporation.  Each member of the Committee shall meet the independence and experience requirements of the listing standards of the New York Stock Exchange(1) and the SEC(2) and all other applicable legal requirements.

(1)        The New York Stock Exchange listing standards require that each member of the Audit Committee shall be a person (i) who has no relationship to the Corporation that may interfere with the exercise of independence from management and the Corporation; (ii) who is not employed as an executive of another corporation where any of the Corporation's executives serve on that corporation's compensation committee; (iii) who is not or has not been an employee of the Corporation or any of its affiliates for five years; and (iv) receives directors' fees as the only compensation from the Corporation (normal directors' fees including equity-based awards include the typical additional amounts paid to chairs of Committees and to members of Committees that meet more frequently or for longer periods of time).  A director (i) who is a partner, controlling shareholder or executive officer of an organization that has a business relationship with the Corporation or (ii) who has a direct business relationship with the Corporation, may serve on the Audit Committee only if the Corporation's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.  A director who meets the definition of "independence" mandated for all Audit Committee members, but who also holds more 20% or more of the Corporation's stock (or who is a general partner, controlling shareholder or officer of any such holder) cannot chair, or be a voting member of the Audit Committee.  There are also NYSE listing standards that define an "independent director" as a director (i) who the

            Each member of the Committee shall be "financially" literate in the business judgment of the Board.  A majority of the members of the Committee shall constitute a quorum.

            The Committee members shall be appointed in accordance with the Corporation's bylaws and policies established by the Board.  The Committee members may be replaced by the Board.

            The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee without the consent of management or the Board.  The Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions periodically.  The Committee shall make regular reports to the Board.  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.  The Committee shall annually review the Audit Committee's own performance and present such review to the Board.

Statement of Policy

            The Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, the investment community and others relating to the Corporation's corporate accounting and financial reporting processes, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Corporation's financial statements.

            In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing circumstances and conditions.

            The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Corporation or its direct or indirect subsidiaries, whom such member believes to be reliable

Board of Directors affirmatively determines has no material relationship with the listed Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation); (ii) who has not been an employee for the Corporation for at least five years; (iii) who is not, or in the past five years has not been, affiliated or employed by a (present or former) auditor of the Corporation (or of an affiliate) for at least five years; (iv) who is not, or in the past five years has not been, part of an interlocking directorate in which an executive officer of the Corporation serves on the compensation committee of another Corporation that employs the director; (v) who has immediate family members that have satisfied the foregoing five-year "cooling-off" periods.
(2)        Under the Sarbanes-Oxley Act of 2002, each member of the Committee shall be a member of the Board of Directors of the Corporation, and shall otherwise be independent.  In order to be considered to be independent, a member of a Committee may not, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee (i) accept any consulting, advisory, or other compensatory fee from the Corporation; or (ii) be an affiliated person of the Corporation or any subsidiary thereof.

and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Authority and Responsibilities

Responsibilities Relating to Retention of Public Accounting Firms - The Committee shall be directly responsible for the appointment, compensation, oversight of the work, evaluation and termination of any accounting firm employed by the Corporation (including resolving disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report and related work.  The accounting firm shall report directly to the Committee.

Pre-approval of Services - All auditing services (which may entail providing comfort letters in connection with securities underwritings) and all non-audit services provided to the Corporation by the Corporation's auditors which are not prohibited by law shall be pre-approved by the Committee pursuant to such processes as are determined to be advisable.  Pre-approved shall include blanket pre-approval of non-prohibited services for limited dollar amounts which the Committee, in its business judgment, does not believe posseses the potential for abuse or conflict.

Exception - The pre-approval requirement set forth above, shall not be applicable with respect to the provision of non-audit services, if:

(i)         the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than 5 percent of the total amount of revenues paid by the Corporation to its auditor during the fiscal year in which the non-audit services are provided;

(ii)        such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and

(iii)       such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Delegation - The Committee may delegate to one or more designated members of the Committee the authority to grant required pre-approvals.  The decisions of any member to whom authority is delegated under this paragraph to pre-approve an activity under this subsection shall be presented to the full Committee at its next scheduled meeting.

Complaints - The Committee shall establish procedures to facilitate:

(i)         the receipt, retention, and treatment of complaints received by the Corporation from third parties regarding accounting, internal accounting controls, or auditing matters; and

(ii)        the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(iii)       The Committee shall have the responsibility of discussing with management, the internal auditors and the independent auditor any employee complaints or published reports that raise material issues regarding the Corporation's financial statements or accounting policies and review management's replies to such correspondence, complaints, or reports.

Financial Statement and Disclosure Matters.  The Committee, to the extent it deems necessary or appropriate, shall:

Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis of financial condition and results of operation, and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K.

Review and discuss with management and the independent auditor the Corporation's quarterly financial statements, including the disclosures made in management's discussion and analysis of financial condition and results of operations prior to the filing of the Corporation's Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including (i) any significant changes in the Corporation's selection or application of accounting principles, (ii) any major issues as to the adequacy of the Corporation's internal controls and disclosure controls and procedures (as defined in SEC Rule 13a-14(c)), (iii) the development, selection and disclosure of critical accounting estimates, (iv) analyses of the effect of alternative assumptions, estimates or GAAP methods on the Corporation's financial statements, (v) analyses and disclosure of financial trends, and (vi) presentation of the financial statements and notes thereto.

Discuss with management the Corporation's earnings press releases, including the use of "pro forma," "adjusted" or other non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

Discuss with management and the independent auditor the effect of accounting initiatives as well as off-balance sheet structures on the Corporation's financial statements.

Discuss with management, the internal auditors and the legal/compliance department the effect of regulatory initiatives on the Corporation's financial statements.

Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including:

(a)        The adoption of, or changes to, the Corporation's significant auditing and accounting principles and practices.

(b)        The management letter provided by the independent auditor and the Corporation's response to that letter.

(c)        Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, or personnel and any significant disagreements with management.

Oversight of the Corporation's Relationship with the Independent Auditor

Review the experience and qualifications of the senior members of the independent auditor team.

Obtain and review a written report from the independent auditor at least annually regarding (i) the auditor's internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships, both direct and indirect, between the independent auditor and the Corporation.  Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor.  The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

Recommend to the Board policies for the Corporation's hiring of employees or former employees of the independent auditor who were engaged on the Corporation's account.

Discuss with the independent auditor issues on which the independent auditor communicated with its national office regarding auditing or accounting issues.

Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Corporation's Internal Audit Function

Review and approve the audit plan of the internal audit department.

Review the significant reports to management prepared by the internal auditing department and management's responses.

Discuss with the independent auditor the internal audit department responsibilities, budget and staffing of the internal audit function.

Compliance Oversight

Obtain from the independent auditor such assurance as it deems adequate that such auditor has fulfilled its responsibilities under Section 10A of the Securities Exchange Act of 1934.

Review the compliance reports and internal risk reports addressing legal and regulatory compliance and current and potential litigation risk within the Corporation.  Also, discuss with management, the internal auditors and the independent auditor any significant or material correspondence with regulators or governmental agencies, including all examination reports received from the various supervisory authorities.  Review reports and disclosures of insider and affiliated party transactions.

The Committee will address and take action, as it deems necessary or appropriate, with respect to any issues regarding the provisions of section VIII.A.(c) of the Code of Conduct and Ethics and paragraphs 2 and 3 of the Corporation's Code of Ethics for Chief Executive Officer ("CEO") and Senior Financial Officers to the extent the issue relates to accounting and disclosure and regulations of the SEC, the NYSE, the Federal Reserve Board or other bank regulatory authority, and paragraph 4 of such Code to the extent such misrepresentation or omission relates to financial statements or related financial information.

The Committee will address and take any action, as it deems necessary or appropriate, with respect to any issues relating to inquiries or investigations regarding the quality of financial reports filed by the Corporation with the SEC or otherwise distributed to the public.

Miscellaneous Powers and Responsibilities

The Committee shall have the power to investigate any matter brought to its attention within the scope of its duties.

The Committee shall have the responsibility to submit the minutes of all meetings of the Committee to the Board of Directors.

The Committee shall have the responsibility of reviewing and assessing the adequacy of this Charter at least annually and submitting it to the Board for approval.

The Committee shall have the responsibility to prepare the report required to be included in the Corporation's annual proxy statement by the rules of the SEC.

The Committee shall have the power to access the Corporation's counsel without the approval of management, as it determines necessary to carry out its duties.

The Committee shall also have the authority without the consent of management or the Board, at the Corporation's expense, to the extent it deems necessary or appropriate, to retain special independent legal, accounting or other consultants to advise the Committee in connection with fulfilling its obligations hereunder.

Meetings

            The Committee shall meet as often as it determines, but not less frequently than quarterly.  The Committee may form and delegate authority to Committee members when appropriate, including specifically the pre-approval of non-audit services and the review of earnings releases, and earnings guidance.

            Minutes of each meeting will be compiled by the Corporation's Corporate Secretary who shall act as Secretary to the Committee, or in the absence of the Corporate Secretary, by an Assistant Corporate Secretary of the Corporation or any other person designated by the Committee.

APPENDIX
(PROXY CARD)

(This Section Intentionally Blank)

Detach Proxy Card Here
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      Please Sign, Date and Return the
      Proxy Promptly Using the Enclosed                         Votes must be indicated
      Enclosed Envelope                                                 (x) in Black or Blue Ink.

1.   Election of the following nominees as Directors to serve for terms ending in 2006.

FOR ALL [ ]	WITHHOLD [ ] FOR ALL	EXCEPTIONS [ ]	To change your address, please mark this box. [ ] To include any comments, please mark this box. [ ]

Nominees:  James W. Newill, John A. Robertshaw, Jr., and Laurie Stern Singer
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the
"Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions

SCAN LINE

Please sign exactly as name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.  For joint accounts each joint owner should sign.  If a corporation, please sign in full corporate name by President or other authorized officer, giving your full title as such.  If a partnership, please sign in name by authorized person, giving your full title as such.

Date           Share Owner sign here                                      Co-Owner sign here

FIRST COMMONWEALTH FINANCIAL CORPORATION
Old Courthouse Square, 22 North Sixth Street
Indiana, Pennsylvania 15701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 21, 2003

The Annual Meeting of Shareholders of First Commonwealth Financial Corporation will be held at 654 Philadelphia Street, Indiana, PA on Monday, April 21, 2003 at 3:00 p.m., local time, for the following purposes:

      1.   To elect three Directors to serve for terms expiring in 2006.
      2.   To act on such other matters as may properly come before the Meeting.

Only holders of Common Stock of First Commonwealth Financial Corporation of record at the close of business on March 3, 2003 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package.  The giving of such proxy card does not affect your right to vote in person if you attend the meeting.
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FIRST COMMONWEALTH FINANCIAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2003

This Proxy is Solicited on Behalf of the Board of Directors of
First Commonwealth Financial Corporation

      The undersigned shareholder of First Commonwealth Financial Corporation ("the Corporation") hereby appoints Daniel J. McAnulty, Carrie L. Riggle, Sheila M. Hoover, and each of them, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Corporation the shares which the undersigned would be entitled to vote if personally present on the following matter and such other matters as may properly come before the meeting.

      This proxy when properly executed will be voted in the manner directed herein.  If no direction is made, this proxy will be voted FOR Proposal 1.

      The undersigned hereby revokes all previous proxies for the Annual Meeting of Shareholders, hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement furnished therewith and hereby ratifies all that the said proxies may do by virtue hereof.

(Continued, and to be signed and dated on the reverse side.)
FIRST COMMONWEALTH FINANCIAL CORPORATION
P. O. BOX 11043
NEW YORK, NY 10203-0043